EXHIBIT 10.4

                                    AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

           THIS AMENDMENT is being executed as of the 1st day of August, 1999, by and between TBC CORPORATION (the "Company" and RONALD E. McCOLLOUGH (the "Executive").

           THE PARTIES HEREBY AGREE that the Executive Employment Agreement, dated November 1, 1988, between them (as later amended and extended, the "Agreement"), shall be amended by revising Section 4 to read as follows:

                       Section 4. Deferred Compensation. Beginning August 1, 1999, the Executive shall be entitled to participate in the TBC Executive Deferred Compensation Plan, as the same may be amended from time to time thereafter (the "Deferred Compensation Plan"). Compensation deferred by the Executive prior to August 1, 1999 pursuant to the provisions of this Agreement as previously in effect, and earnings thereon, shall be credited to the Executive's deferred compensation account under the Deferred Compensation Plan as of August 1, 1999 and shall thereafter earn interest and be paid as provided in the Deferred Compensation Plan.

           The parties acknowledge that the Agreement, as amended hereby, remains in full force and effect on the date hereof.

           IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.


                                 TBC CORPORATION



                                 By /s/ LOUIS S. DiPASQUA
                                    Louis S. DiPasqua,
                                    Vice Chairman and Chief Executive Officer


                                 /s/ RONALD E. McCOLLOUGH
                                 RONALD E. McCOLLOUGH





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